Exhibit 99.1

Date:	December 21, 2006

To:	All Liberty Employees

From:	Tim Tuff

Re:	Moving Forward at Liberty

It would be understandable if the common reaction from Liberty employees to yesterday’s announcement was “here we go again.”  After all, it’s been only 18 months since we welcomed you into the Harland organization.

It’s easy to see how you could get distracted thinking about what might happen once the merger with M&F Worldwide is completed.  All indications are that it is full speed ahead for Liberty.

You are passionate about Liberty — your brand, your service model, and your relationships with your clients, the credit union industry and each other.  You told us from the very beginning of our relationship that all those things were crucial to your success; if we tinkered with them, we would hurt the business, but if we enhanced them, the opportunities for growth would be considerable.

We followed your advice, and you have exceeded our expectations.  While we obviously can’t comment on specifics, I did want to tell you that M&F Worldwide shares our enthusiasm, and they have indicated that they want to build on what you have created.

You will also play an important role between now and when the transaction closes.  In all my experience, I have never seen a better example of how to stay focused during a merger than the one Liberty employees provided all of us last year.  You need to serve as the role model for all of Harland over the next several months.

Good job on what have done so far.  Now, let’s keep going!

Note:  the following information is provided in accordance with federal securities laws and regulations.

Safe Harbor Statement

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions.  Examples of forward-looking statements in this document include, but are not limited to, statements regarding the proposed acquisition of Harland by M&F Worldwide.  These forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those contemplated by such forward-looking statements.  Such risks and uncertainties include:  the results of the review of the proposed merger by regulatory agencies, and any conditions imposed in connection with consummation of the merger; approval of the merger by the shareholders of Harland; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks described from time to time in Harland’s filings with the Securities and Exchange Commission, including the risk factors identified in Harland’s annual report on Form 10-K for the year ended

December 31, 2005.  Harland believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements which are based on current expectations.  Furthermore, forward-looking statements speak only as of the date they are made and Harland undertakes no obligation to update publicly any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Harland will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARLAND AND THE MERGER.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission, at its website at www.sec.gov.  In addition, the documents filed by Harland with the Securities and Exchange Commission may be obtained free of charge by contacting Harland at: John H. Harland Company, Attn: Henry R. Bond, Vice President, Investor Relations, Box 105250, Atlanta, Georgia 30348; Telephone: 770-593-5697.  Harland’s filings with the Securities and Exchange Commission are also available on Harland’s website at www.Harland.net.

Participants in the Solicitation

Harland and its officers and directors may be deemed to be participants in the solicitation of proxies from Harland’s shareholders with respect to the merger.  Information about Harland’s executive officers and directors and their ownership of Harland’s shares is set forth in the proxy statement for Harland’s 2006 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 27, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Harland and its respective executive officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the Securities and Exchange Commission.